As filed with the Securities and Exchange Commission on March 5, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)
THE HOURLY PENSION INVESTMENT PLAN
(Full title of the plan)
Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered(1)	Share (2)	Price (2)	Fee
Common Stock, without par value	500,000 shares	$11.77	$5,885,000	$232.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Hourly Pension Investment Plan (the “Plan”).
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on March 2, 2009, within five business days prior to filing.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(a)
EX-24

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-108840, filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2003, Registration Statement No. 333-35152, filed with the Commission on April 19, 2000, and Registration Statement No. 333-66921, filed with the Commission on November 6, 1998, are incorporated herein by reference. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 500,000 shares of Common Stock, without par value (“Common Stock”), of The Timken Company, an Ohio corporation (the “Registrant”), under the Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following Exhibits are being filed as part of this Registration Statement:

4	(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4	(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4	(c)	The Hourly Pension Investment Plan, as amended (the “Plan”) (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-35152 and incorporated herein by reference).

5		Opinion of Counsel.

23	(a)	Consent of Independent Registered Public Accounting Firm.

23	(b)	Consent of Counsel (included in Exhibit 5).

24		Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2009.

THE TIMKEN COMPANY
By:	/s/ Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	March 5, 2009
James W. Griffith	(Principal Executive Officer)

*	Executive Vice President — Finance and	March 5, 2009

Glenn A. Eisenberg	Administration (Principal Financial Officer)

*	Senior Vice President — Finance and Controller	March 5, 2009

J. Theodore Mihaila	(Principal Accounting Officer)

*	Director	March 5, 2009

Philip R. Cox

*	Director	March 5, 2009

Jerry J. Jasinowski

*	Director	March 5, 2009

John A. Luke, Jr.

*	Director	March 5, 2009

Robert W. Mahoney

*	Director	March 5, 2009

Joseph W. Ralston

*	Director	March 5, 2009

John R. Reilly

*	Director	March 5, 2009

Frank C. Sullivan

Signature	Title	Date

*	Director	March 5, 2009

John M. Timken, Jr.

*	Director	March 5, 2009

Ward J. Timken

*	Director	March 5, 2009

Ward J. Timken, Jr.

*	Director	March 5, 2009

Joseph F. Toot, Jr.

*	Director	March 5, 2009

Jacqueline F. Woods

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Commission as Exhibit 24 to this Registration Statement.

DATED: March 5, 2009	By:	/s/ Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2009.

THE HOURLY PENSION INVESTMENT PLAN
By:	/s/ Scott A. Scherff
Scott A. Scherff, Corporate Secretary and
Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	The Hourly Pension Investment Plan, as amended (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-35152 and incorporated herein by reference).

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

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